                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934
                            (Amendment No.     )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
     12

                        Minnesota Power & Light Co.
...............................................................................
                 (Name of Registrant as Specified in Its Charter)


                            Philip R. Halverson
...............................................................................
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ....................................................................
     2)   Aggregate number of securities to which transaction applies:
          ....................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
          ....................................................................
     4)   Proposed maximum aggregate value of transaction:
          ....................................................................
     5)   Total fee paid:
          ....................................................................

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ....................................................................
     2)   Form, Schedule or Registration Statement No.:
          ....................................................................
     3)   Filing Party:
          ....................................................................
     4)   Date Filed:
          ....................................................................

                                        [LOGO OF MINNESOTA POWER]
                                        NOTICE AND PROXY STATEMENT














                                        ANNUAL MEETING OF SHAREHOLDERS
                                                  Tuesday, May 9, 1995
                                                     Duluth, Minnesota

[LOGO OF MINNESOTA POWER]

Dear Shareholder:

     We cordially invite you to attend Minnesota Power's 1995 Annual Meeting of Shareholders on Tuesday, May 9, 1995 at 2 p.m. in the auditorium at the Duluth Entertainment Convention Center (DECC). The DECC is located on the waterfront at 350 Harbor Drive in Duluth, and free parking is available in the adjoining lot. On behalf of the Board of Directors, I encourage you to attend.
     This year there are 12 nominees standing for election to the Board. Two members of the Board, Mary Junck and Bob Mars, will not stand for reelection. We thank them for their contributions to the success of the Company. In addition to those returning members elected at last year's Annual Meeting, we are pleased to have Nick Smith and Bruce Stender, both of Duluth, standing for election at this year's meeting.
     It is important that your shares be represented at the Annual Meeting. At your earliest convenience, please sign, date, and mail the enclosed Proxy card in the envelope provided.
     Before the Annual Meeting gets underway, you will have the opportunity to observe electric safety demonstrations and numerous Company exhibits at the DECC and to tour Lake Superior Center. These activities will be followed by a noon luncheon at the DECC. If you plan to participate, please fill out the enclosed reply card and return it with your Proxy.
      A summary of the Annual Meeting proceedings will be mailed about June
1 to all shareholders.
     Thank you for your continued support. We look forward to seeing you on May 9.

Sincerely,

Arend Sandbulte

Arend Sandbulte
Chairman, President and
Chief Executive Officer

                         MINNESOTA POWER & LIGHT COMPANY
- ------------------------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 1995
- ------------------------------------------------------------------------------
     The Annual Meeting of Shareholders of Minnesota Power & Light Company will be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 9, 1995, at 2:00 p.m.
for the following purposes:
1.   To elect a board of 12 directors to serve for the ensuing year;
2. To appoint Price Waterhouse LLP as the Company's independent accountants for 1995;
3.   To vote upon a proposal to approve the Minnesota Power Director Stock
     Plan; and
4. To transact such other business as may properly come before the meeting or any adjournments thereof.
     Shareholders of record on the books of the Company at the close of business on March 10, 1995, are entitled to notice of and to vote at the Annual Meeting.
     All shareholders are cordially invited and encouraged to attend the meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by Proxy to constitute a quorum.
     We would appreciate your signing and returning the enclosed Proxy card at your earliest convenience to facilitate an efficient tally of your votes.
By order of the Board of Directors,

Philip R. Halverson

Philip R. Halverson
Corporate Secretary

Dated at Duluth, Minnesota
March 17, 1995




     If you have not received the Minnesota Power 1994 Annual Report, which includes financial statements, kindly notify Minnesota Power Shareholder Services, 30 West Superior Street, Duluth, MN 55802, telephone number 1-800-535-3056 or 1-218-723-3974, and a copy will be sent to you.

                         MINNESOTA POWER & LIGHT COMPANY
                              30 WEST SUPERIOR STREET
                              DULUTH, MINNESOTA 55802
- ------------------------------------------------------------------------------
                                   PROXY STATEMENT
- ------------------------------------------------------------------------------
SOLICITATION
     The Proxy accompanying this statement is solicited on behalf of the Board of Directors of Minnesota Power & Light Company (Minnesota Power or Company) for use at the Annual Meeting of Shareholders to be held on May 9, 1995, and any adjournments thereof. The purpose of the meeting is to elect a Board of 12 Directors to serve for the ensuing year, to appoint Price
Waterhouse LLP as the Company's independent accountants for 1995, to vote upon a proposal to approve the Minnesota Power Director Stock Plan, and to transact such other business as may properly come before the meeting. All properly executed Proxies received at or before the meeting, and entitled to vote, will be voted at the meeting.
     This Proxy Statement and enclosed Proxy card were first mailed on or about March 17, 1995. Any Proxy delivered pursuant to this solicitation is revocable any time before it is voted, by written notice delivered to the Corporate Secretary of the Company.
     The Company expects to solicit Proxies primarily by mail. Proxies also may be solicited in person and by telephone at a nominal cost by regular or retired employees of the Company. The expenses of such solicitation are the ordinary ones in connection with preparing, assembling, and mailing the material and also include charges and expenses of brokerage houses and other custodians, nominees, or other fiduciaries for communicating with shareholders. Additional solicitation of Proxies will be made by mail, telephone, and in person by Corporate Investor Communications, Inc., a firm specializing in the solicitation of proxies, at a cost to the Company of approximately $6,000 plus expenses. The total amount of such expenses will be borne by the Company.
OUTSTANDING SHARES AND VOTING PROCEDURES
     The outstanding shares of capital stock of the Company, as of March 10, 1995, were as follows:

Preferred Stock 5% Series ($100 par value)                     113,358 shares
Serial Preferred Stock $7.36 Series (without par value)        170,000 shares
Serial Preferred Stock A $7.125 Series (without par value)     100,000 shares
Serial Preferred Stock A $6.70 Series (without par value)      100,000 shares
Common Stock (without par value)                            31,255,505 shares

     Each share of the Company's preferred stocks and common stock of record on the books of the Company at the close of business on March 10, 1995, is entitled to notice of the Annual Meeting and to one vote.

     The affirmative vote of a majority of the shares of stock present and entitled to vote at the Annual Meeting is required for election of each director and for approval of the other items to be acted upon by shareholders. An automated system administered by the Company's Shareholder Services Department tabulates the votes. Abstentions are included in determining the number of shares present and voting and are treated as votes against the particular proposal. Broker non-votes are not counted for or against any particular proposal.

PROPOSALS OF SHAREHOLDERS FOR THE ANNUAL MEETING SCHEDULED FOR MAY 14, 1996
     All proposals from shareholders to be considered at the Annual Meeting scheduled for May 14, 1996, must be received by the Corporate Secretary at 30 West Superior Street, Duluth, Minnesota 55802, not later than November 8, 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents the only persons known to the Company who own beneficially as of March 1, 1995, more than 5 percent of any class of the Company's voting securities. Unless otherwise indicated, the beneficial owners shown have sole voting and investment power over the shares listed.

                                                            Number of Shares    Percentage
Title of Class      Name and Address of Beneficial Owner    Beneficially Owned  of the Class
- --------------      ------------------------------------    ------------------  ------------
Serial Preferred    American General Corporation                 15,400<F1>     9.1%<F1>
Stock               2929 Allen Parkway
                    Houston, TX  77019
Serial Preferred    ISACO                                        150,000        75.0%
Stock A             c/o IDS Trust
                    P.O. Box 1450
                    Minneapolis, MN  55485
Serial Preferred    HARE & Co.                                   30,000         15.0%
Stock A             c/o Bank of New York
                    P.O. Box 11203
                    New York, NY  10249
Serial Preferred    Saxon & Co.                                  10,000         5.0%
Stock A             c/o Provident National Bank
                    P.O. Box 7780-1888
                    Philadelphia, PA  19102
Serial Preferred    Sigler & Co.                                 10,000         5.0%
Stock A             c/o Manufacturers Hanover Trust Co.
                    P.O. Box 50000
                    Newark, NJ  07101-8006
Common Stock        Mellon Bank, N.A.                            4,817,393<F2>  15.0%<F2>
                    One Mellon Bank Center
                    Pittsburgh, PA  15258
- -------------------------------------------------------------------------------------------

<F1>American General has shared power with American General Life and
Accident Insurance Company (AGLA) to vote or direct the vote and to dispose or direct the disposition of 10,000 shares, and with American General Life Insurance Company of New York (AGNY) to vote or direct the vote and to dispose or direct the disposition of 5,400 shares. AGLA and AGNY, wholly-owned subsidiaries of American General, are the record owners of these shares.
<F2>Mellon Bank holds 4,677,800 shares in its capacity as Trustee of the
Minnesota Power and Affiliated Companies Employee Stock Ownership Plan and Trust (ESOP). Generally, these shares will be voted in accordance with instructions received by Mellon Bank from participants in the ESOP.

     The following table presents the shares of common stock of the Company (Common Stock) beneficially owned by directors, nominees for director, executive officers named in the Summary Compensation Table on page 7, and all directors, and executive officers of the Company as a group, as of March 1, 1995. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

NAME OF BENEFICIAL OWNER      SHARES<F1>     NAME OF BENEFICIAL OWNER      SHARES<F1>
- ------------------------      ------         ------------------------      -------
Merrill K. Cragun             2,200          Charles A. Russell             6,264
Dennis E. Evans               4,400          Arend J. Sandbulte            29,384 <F3>
Sr. Kathleen Hofer                0 <F2>     Nick Smith                       200
Peter J. Johnson              2,094          Bruce W. Stender                 402
Mary E. Junck                 1,998          Donald C. Wegmiller            1,729
Robert S. Mars, Jr.           6,061          Robert D. Edwards              9,458
Paula F. McQueen              1,200          Allen D. Harmon                4,914 <F4>
Robert S. Nickoloff           5,477          Jack R. McDonald               9,450 <F5>
Jack I. Rajala                6,716          Bert T. Phillips              14,292 <F6>

Directors and Executive
Officers as a Group
(29  in Group)                                                            165,571 <F7>
- -------------------------------------------------------------------------------

<F1>Each director, nominee for director and executive officer owns only a fraction of 1 percent of any class of Company stock and all directors, nominees for director and executive officers as a group also own less than 1 percent of any class.
- --------------------------------------------------------------------------------
<F2> Consistent with her vows as a member of the Benedictine Order, Sr.
     Kathleen Hofer owns no stock of the Company.
<F3> Includes 3,452 shares for which voting and investment power is shared with his spouse.
<F4> Includes 400 shares for which voting and investment power is shared with his spouse.
<F5> Includes 2,420 shares owned by his spouse.
<F6> Includes 3,051 shares for which voting and investment power is shared with his spouse, 2,080 shares owned by a trust for his benefit and 416 shares owned by a trust for the benefit of his spouse.
<F7> An executive officer in this Group but not named above also owned 25 shares of preferred stock.

- ------------------------------------------------------------------------------
                    ITEM NO. 1 - ELECTION OF DIRECTORS
- ------------------------------------------------------------------------------
     It is intended that the accompanying Proxy will be voted for each of the nominees listed below for director to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. In case any such nominee should become unavailable to accept nomination or election for any reason, the Proxies may use discretionary authority to vote pursuant to the Proxy for a substitute, or the Board of Directors may reduce the number of directors, unless the inability to serve is believed to be temporary. In this latter case, the accompanying Proxy will be voted for the nominee named, but such nominee, if elected, will not serve until he or she is able to do so. Management has no reason to believe that any of the nominees will be unable to serve if elected to office.
     The directors standing for election are presented on the following pages.

DIRECTORS STANDING FOR ELECTION

                                                                                     Director
                                                                                      Since
                                                                                     --------
[PHOTO]   MERRILL K. CRAGUN, 63, Brainerd, MN. Member of the Electric                1991
          Utility Operations Committee. President of Cragun Corporation,
          a resort and conference center. Director of Topeka Group
          Incorporated<F1> (Topeka Group) and Synertec, Incorporated<F1>
          (Synertec).

[PHOTO]   DENNIS E. EVANS, 56, Minneapolis, MN. Member of the Executive              1986
          Compensation Committee. President and Chief Executive Officer (CEO)
          of the Hanrow Financial Group, Ltd., a merchant banking firm. He was previously Chairman, Chief Executive Officer, and Director of Black
          Hawk Holdings, Inc., a financial services company. Director of Topeka
          Group<F1>, Minnesota Paper, Incorporated<F1> (Minnesota Paper), Angeion
          Corporation, and Astrocom Corporation.

[PHOTO]   SR. KATHLEEN HOFER, 61, Duluth, MN.  Member of the Audit                   1994
          Committee and the Electric Utility Operations Committee. President
          and CEO of St. Mary's Medical Center, a hospital. Chair and CEO of the Benedictine Health System, the parent corporation for a number of non-profit health care providers.

[PHOTO]   PETER J. JOHNSON, 58, Tower, MN.  Member of the Electric Utility           1994
          Operations Committee. President and CEO of Hoover Construction
          Company, a highway and heavy construction contractor. Chairman of
          Michigan Limestone Operations, which produces limestone. Director of
          BNI Coal, Ltd.<F1> and Synertec, Inc.<F1> Director of Queen City Federal
          Savings, and of Queen City Bancorp, Inc.

[PHOTO]   PAULA F. McQUEEN, 48, Punta Gorda, FL. Member of the Audit                 1993
          Committee. Director and President of PGI Sales Incorporated, a
          southwest Florida community developer. Partner of Webb, McQueen & Co., a certified public accounting firm. CEO and Director of Allied
          Engineering & Testing Inc., an engineering and materials testing company. Director of Topeka Group<F1> and of SouthTrust Bank of
          Southwest Florida, N.A.

[PHOTO]   ROBERT S. NICKOLOFF, 65, St. Paul, MN. Chairman of the                     1986
          Executive Compensation Committee and member of the Executive
          Committee. Chairman of the Board of  Medical Innovation Capital, Inc.
          and General Partner of Medical Innovation Fund, both venture capital firms. Self-employed as an attorney. Director of Green Tree Financial
          Corporation.

- ------------------------------------------------------------------------------
<F1> denotes a wholly-owned subsidiary of Minnesota Power.
- ------------------------------------------------------------------------------

                                                                                     Director
                                                                                      Since
                                                                                     --------
[PHOTO]   JACK I. RAJALA, 55, Grand Rapids, MN. Member of the Executive              1985
          Committee. Director and President of Rajala Lumber Company and Rajala
          Mill Company, which manufactures and trades lumber. Director of
          Minnesota Paper<F1> and Synertec<F1>.

[PHOTO]   CHARLES A. RUSSELL, 62, Duluth, MN. Member of the Audit                    1985
          Committee, the Executive Committee, and the Executive Compensation
          Committee. Chairman and CEO of Norwest Bank Minnesota North, N.A.
          Director of Lakehead Pipeline Company.

[PHOTO]   NICK SMITH, 58, Duluth, MN. Chairman of and attorney with                   -
          Fryberger, Buchanan, Smith & Frederick, P.A., a law firm. Chair and
          CEO of Northeast Ventures Corporation, a venture capital firm investing in northeastern Minnesota, and of Northeast Entrepreneur
          Fund, Inc., offering technical and financial services to small businesses in northeastern Minnesota.

[PHOTO]   BRUCE W. STENDER, 53, Duluth, MN. President and CEO of Labovitz             -
          Enterprises, Inc. which owns and manages hotel properties. Trustee and Chairman of the Blandin Foundation, a $230 million charitable foundation. Director and Vice Chairman of the Benedictine Health
          System, the parent corporation for a number of non-profit health care providers.

[PHOTO]   AREND J. SANDBULTE, 61, Duluth, MN. Chairman of the Executive              1983
          Committee and the Electric Utility Operations Committee. Chairman,
          President, and CEO of Minnesota Power. Director, Chairman and CEO
          of Superior Water, Light and Power Company<F1> and Topeka Group<F1>.
          Director and Chairman of BNI Coal, Ltd.<F1>; Energy Land Incorporated<F1>;
          RendField Land Company, Inc.<F1>; Minnesota Paper<F1>; Rainy River<F1>;
          and Synertec<F1>. Member of the Venture Council (governing board) of Lake
          Superior Paper Industries, a joint venture, 50 percent of which is owned by Minnesota Paper<F1>. Director of Utech Venture Capital
          Corporation (a joint investment venture with ten electric utilities, including Minnesota Power) and St. Mary Land and Exploration Company.

[PHOTO]   DONALD C. WEGMILLER, 56, Minneapolis, MN. Chairman of the Audit            1992
          Committee and member of the Executive Compensation
          Committee. President and CEO of Management Compensation Group/
          HealthCare, a national executive compensation and benefits consulting firm. He was previously Vice Chairman and President of Health Span
          Health System and President and Chief Executive Officer of Health
          One Corporation, diversified health services organizations. Director of  G. D. Searle and Co., HBO & Company, Medical Graphics Corporation,
          Health Providers Insurance Company, and Possis Corp.

- ------------------------------------------------------------------------------
<F1> denotes a wholly-owned subsidiary of Minnesota Power.
- ------------------------------------------------------------------------------

Board and Committee Meetings in 1994

     During 1994, the Board of Directors held nine meetings. In the intervals between meetings of the Board, an Executive Committee is authorized to exercise the authority of the Board. The Executive Committee, which held two meetings during 1994, provides oversight of corporate financial matters and performs the functions of a nominating committee. Shareholders may recommend nominees for director to the Executive Committee by addressing the Corporate Secretary of the Company, 30 West Superior Street, Duluth, Minnesota 55802. The Audit Committee, which held three meetings in 1994, recommends the selection of independent accountants, reviews and evaluates the Company's accounting and financial practices, and reviews and recommends approval of the annual audit report. The Executive Compensation Committee, which held four meetings in 1994, ensures that compensation and benefit arrangements for Company officers and other key executives are equitable, competitive with the marketplace, and consistent with corporate objectives. The Electric Utility Operations Committee, which held two meetings in 1994, provides oversight of the Electric Utility Operations of the Company. All directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings in 1994.

Certain Relationships and Related Transactions

     Director Robert S. Mars, Jr. is Chairman of W.P.&R.S. Mars Company, an industrial equipment and supply firm, and President of its wholly-owned subsidiary, Conveyor Belt Service, Inc., a conveyor belt maintenance and repair firm. The Company and its subsidiaries in the normal course of business in 1994 purchased $141,793 worth of tools, equipment, and repair services from said companies. Some of these tools, equipment, and repair services were purchased pursuant to competitive bids, and others were purchased directly from inventory of the companies as required. It is the opinion of the Company that such purchases were made at prices that were competitive with others in this area.
     In 1994 Lehigh Corporation, a second tier subsidiary in which the Company holds an 80 percent ownership interest, sold Florida real estate interests to James D. Hull who is a brother of Director Paula F. McQueen. The price for Mr. Hull's undivided 50 percent ownership interest in this real estate was $911,000. Lehigh Corporation loaned Mr. Hull and the other buyer approximately one-half of the purchase price with interest at 6.5 percent per annum, accepting a mortgage on the real estate as security. The loan must be repaid in full on July 15, 2001. It is the opinion of the Company that this real estate was sold at market price.
     Director Charles A. Russell is Chairman and CEO of Norwest Bank Minnesota, Duluth N.A. with which the Company has banking relationships and loan commitments under which the Company is required to pay certain fees or maintain compensating balances, although during 1994 Norwest did not hold notes of the Company for loans pursuant to these arrangements. Additionally, Reach All Partnership, in which the Company has an 82 1/2 percent ownership interest through its subsidiaries, has a working capital line of credit with Norwest under which $3.8 million is outstanding, with interest payable at prime rate plus 2 1/2 percent per annum. It is the opinion of the Company that the financial arrangements with Norwest were entered into at market rates.

Compensation of Executive Officers

     The following information is submitted as the aggregate compensation for 1992 through 1994 for the Company's five highest paid executive officers.

                              SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                        Annual Compensation<F1>   Compensation
Name and Principal Position    Year                                                   All Other
                                         Salary      Bonus       Payouts - LTIP      Compensation
                                          ($)         ($)        Payouts ($)<F2>       ($)<F3>
- ----------------------------  ------    -------    --------      --------------      ------------
Arend J. Sandbulte            1994      $352,587  $ 45,953              0            $74,925
Chairman, President and       1993       362,625    93,470         31,440             63,107
Chief Executive Officer       1992       362,833   123,695              0             39,478
Robert D. Edwards             1994       196,154    30,860              0             20,172
Executive Vice President      1993       196,167    35,000         22,200             17,740
and Chief Operating Officer   1992       174,500    37,701              0             12,945
Jack R. McDonald              1994       196,154    15,727              0             25,951
Executive Vice President  -   1993       194,417    28,000         22,270             22,116
Finance and                   1992       164,000    39,833              0             13,166
Corporate Development
Bert T. Phillips              1994       160,356    55,713              0             19,531
Group Vice President  -       1993       163,500    22,481         20,960             17,543
Water Resource Operations     1992       161,000    19,199              0             12,498
Allen D. Harmon               1994       156,923    34,315              0             14,697
Group Vice President -        1993       157,292    24,000         20,960             12,799
Electric Utility Operations   1992       151,000    31,496              0             10,573

     <F1>Amounts shown include compensation earned by the named executive officers, as well as amounts earned but deferred at the election of those officers. The "Bonus" column includes amounts earned pursuant to Results Sharing, the Annual Incentive Plan and, for 1993 and 1994, achievement of Strategic Goals determined by the Board.
     <F2>The amounts shown represent the fair market value of shares of Common
Stock reportable in 1993, based upon corporate performance during the four-year period ended December 31, 1993.
     <F3>The amounts shown for 1994 include the following Company contributions for the named executive officers:

                                                                                       Above-Market
                                             Annual Company       Annual Company     Interest Earned
                          Annual Company     Contribution to     Contribution to     on Compensation
                         Contribution to     the Employee        the Supplemental     Deferred Under
                           the Flexible           Stock             Executive            Executive
Name                       Benefit Plan      Ownership Plan      Retirement Plan      Incentive Plan
                                                                                           dagger
- -----                    ----------------    ---------------     ----------------    ----------------
Arend J. Sandbulte            $9,975              $3,021              $30,519             $31,260
Robert D. Edwards              6,000               3,021                5,268               5,884
Jack R. McDonald               8,100               3,021                5,800               9,030
Bert T. Phillips               6,825               3,021                2,362               7,323
Allen D. Harmon                5,475               3,021                1,925               4,200

dagger The Company made investments in corporate-owned life insurance which will recover the cost of these above-market benefits if actuarial factors and other assumptions are realized.

Retirement Plans
     The following table sets forth examples of the estimated annual retirement benefits that would be payable to participants in the Company's Retirement Plan and Supplemental Executive Retirement Plan after various periods of service, assuming no changes to the plans and retirement at the normal retirement age of 65:

                                   PENSION TABLE
                                                       Years of Service
                    ----------------------------------------------------------------------
     Remuneration<F1>    15             20             25             30             35
- ------------------------------------------------------------------------------------------
     $125,000       $   27,750     $  34,000      $  40,250      $  46,500      $  52,750
      150,000           33,300        40,800         48,300         55,800         63,300
      175,000           38,850        47,600         56,350         65,100         73,850
      200,000           44,400        54,400         64,400         74,400         84,400
      225,000           49,950        61,200         72,450         83,700         94,950
      250,000           55,500        68,000         80,500         93,000        105,500
      300,000           66,600        81,600         96,600        111,600        126,600
      400,000           88,800       108,800        128,800        148,800        168,800
      450,000           99,900       122,400        144,900        167,400        189,900
      500,000          111,000       136,000        161,000        186,000        211,000

- ------------------------------------------------------------------------------------------

     <F1>Represents the highest annualized average compensation (salary and bonus) received for 48 consecutive months during the employee's last 15 years of service with the Company. For determination of the pension benefit, the 48-month period for highest average salary may be different from the 48-month period of highest aggregate bonus compensation.

     Retirement benefit amounts shown are in the form of a straight-life annuity to the employee and are based on amounts listed in the Summary Compensation Table under the headings Salary and Bonus. Retirement benefit amounts shown are not subject to any deduction for Social Security or other offset amounts. The Retirement Plan provides that the benefit amount at retirement is subject to adjustment in future years to reflect cost of living increases to a maximum adjustment of 3 percent per year. As of December 31, 1994, the executive officers named in the Summary Compensation Table had the following number of years of credited service under the plan: Arend J. Sandbulte - 30 years, Robert D. Edwards - 18 years, Jack R. McDonald - 27 years, Bert T. Phillips - 18 years, and Allen D. Harmon - 16 years.
     With certain exceptions, the Internal Revenue Code of 1986, as amended
(Code), presently restricts the aggregate amount of annual pension which may be paid to an employee under the Retirement Plan to $120,000, which amount is subject to adjustment in future years to reflect cost of living increases. The Company's Supplemental Executive Retirement Plan provides for supplemental payments by the Company to eligible executives (including the executive officers named in the Summary Compensation Table) in amounts sufficient to maintain total retirement benefits upon retirement at a level which would have been provided by the Retirement Plan if benefits were not restricted by the Code.

Compensation of Directors

     Employee directors receive no additional compensation for their services as directors. In 1994, the Company paid each director an annual retainer fee of $4,000 and 500 shares of Common Stock, except that two directors newly elected in 1994 received an annual retainer of $2,000 and 500 shares of Common Stock. In addition, each director was paid $750 for each Board, Committee, and subsidiary board meeting attended, except that $450 was paid for attendance at a second meeting held the same day as another meeting. Twice in 1994 a Board meeting was adjourned and reconvened the following day, at which times a meeting fee was paid for each day of meeting. Each director who is the Chairman of a Committee received an additional $150 for each Committee meeting attended. A $225 fee was paid for conference call meetings. Directors may elect to defer all or a part of the cash portion of their retainer fees and meeting fees. The shares of Common Stock paid to directors during 1994 had an average market price of $30.00 per share. The Company also provides life insurance of $5,000 on the life of each director. The Minnesota Power Director Stock Plan, which shareholders are asked to approve under Item No. 3 below, formalizes, but does not increase, the current annual retainer payment plan, part of which is paid in Common Stock.
     The Board has a Long-Term Incentive Plan which provides a compensation program similar to that provided to the executive officers by the Long-Term Incentive Plan (see page 12), except that the directors' maximum award opportunity is 600 shares of Common Stock every other year. The plan awards Common Stock to the directors if, over a four-year period commencing with each even numbered year, the total return to the Company's shareholders (that is, stock price appreciation plus reinvested dividends) exceeds the median total return achieved by a pre-selected group of ten comparable utilities and by the Standard & Poor's 500 (S&P 500). The size of the award varies depending upon the extent to which the Company's total return exceeds the median total returns. No awards are granted to directors if Company results are below both median total returns. The first awards under the plan may be made in 1996 based on the four-year period ending December 31, 1995.

Minnesota Power Common Stock Performance

     The following graph compares the Company's cumulative total shareholder return on its Common Stock with the cumulative return of the S&P 500 and the Duff & Phelps Electric Utility Index over the preceding five calendar years. The Duff & Phelps Electric Utility Index includes 89 of the largest investor-owned electric utilities in the U.S. The calculations assume a $100 investment on December 31, 1989, and reinvestment of all dividends at the time paid.
[GRAPHIC MATERIAL OMITTED - PERFORMANCE GRAPH]

                         1989      1990      1991      1992      1993      1994
Minnesota Power          100.00    103.79    137.23    153.45    155.26    129.05
S&P 500                  100.00     96.89    126.29    135.91    149.54    151.57
Duff & Phelps Electrics  100.00     99.10    127.52    138.40    151.69    135.38

                                        9

Report of Board Executive Compensation Committee on Executive Compensation

     Described below are the compensation policies of the Executive Compensation Committee of the Board of Directors with respect to the executive officers of the Company. Composed entirely of independent outside directors, the Executive Compensation Committee is responsible for recommending to the Board the policies which govern the executive compensation program of the Company and for administering those policies. To assist the Executive Compensation Committee in connection with the performance of such responsibilities, the Board has retained the services of Hewitt Associates LLC, a benefits and compensation consulting firm. Hewitt Associates has been retained in this capacity since 1986.
     The role of the executive compensation program is to help Minnesota Power achieve its corporate goals by motivating performance, rewarding positive results, and encouraging teamwork. Focusing on these three goals, the Executive Compensation Committee adopted revisions to the executive compensation program effective for 1993 and additional revisions effective for 1994 to place greater emphasis on performance-based compensation and relatively less emphasis on base salary. Recognizing that the potential impact an individual employee has on the attainment of corporate goals tends to increase at higher levels within the Company, the executive compensation program provides greater variability in compensating individuals based on results achieved as their levels within the Company rise. In other words, individuals with the greatest potential impact on achieving the stated goals have the greatest amount to gain when goals are achieved and the greatest amount at risk when goals are not achieved. The Company has no policy regarding the deductibility of qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended.
     The program also recognizes that, in order to attract and retain exceptional executive talent, compensation must be competitive in the national market when measured against comparable firms within that market. For those executives engaged primarily or exclusively in electric utility operations, the relevant market for purposes of comparison is other electric utilities throughout the country which, on average, are comparable in size to Minnesota Power. For those executives engaged substantially in the Company's diversification activities, the appropriate market for purposes of comparison includes both electric utilities and general industry. Comparisons with the general industry market allow recognition of skills required in diversification activities and compensation levels of executives in other industries.
     To determine market levels of compensation for executive officers, the Executive Compensation Committee relied upon comparative information provided by Hewitt Associates. Hewitt selected 15 electric utilities and 25 industrial companies as appropriate for market compensation comparison, primarily because they are approximately the same size as the Company as measured by sales revenue.
     The Executive Compensation Committee determined that executive base salary plus additional performance-based compensation at the threshold level should approximate the midpoint of the range of base salary plus total performance-based compensation in the appropriate market. The threshold level of results represents average corporate performance as measured under the Company's performance-based compensation plans. In 1994, executive compensation actually paid by the Company fell within the midrange of executive compensation paid by the comparable companies.
     As described below, executive officers of the Company receive a compensation package which consists of four basic elements: base salary, performance-based compensation, supplemental executive benefits, and perquisites.

Base Salary

     Base salary is set at a level so that, if the threshold level of performance is achieved under the performance-based plans as described below, executive officers' total compensation, including amounts paid under each of the performance-based compensation plans, will be near the midpoint of market compensation as described in the preceding three paragraphs. In 1994 the base salaries of the executive officers were not increased. However, as discussed below, these officers were given an additional award opportunity under the Annual Incentive Plan.

Performance-Based Compensation

     Performance-based compensation consists of the following components:
Results Sharing, Individual Strategic Goals, the Annual Incentive Plan, and the Long-Term Incentive Plan. Performance goals are approved in advance by the Executive Compensation Committee and the Board. A threshold level of performance under the performance-based plans represents average corporate performance, as determined by the Executive Compensation Committee. With threshold performance, executive compensation will be near the midpoint of the relevant market. If no performance awards are earned, compensation of the Company's executive officers will be near the fortieth percentile of the market, while performance at increments above the threshold level will result in total compensation above the midpoint of the market.
     The Company's performance-based compensation plans include:

. Results Sharing. The Results Sharing award opportunity rewards annual performance of the executive's responsibility area as well as overall corporate performance. Results Sharing awards are available to all employees on the same percentage of pay basis and are intended to focus employee attention on both responsibility area performance and corporate performance generally. If overall corporate performance goals with respect to earnings per share and operating income are met or exceeded, then a bonus of up to 15 percent of salary may be earned depending upon (i) the degree to which target earnings per share and operating income levels are exceeded, and (ii) achievement of objectively measurable business unit goals. Threshold performance will result in an award of
     2.5 percent of base salary under this plan. In 1994, Results Sharing awards averaging 3.1 percent of base pay were earned by executive officers (not including the CEO) with responsibility for the Company's electric, water, and real estate business units because operating income and other business unit goals were exceeded.

. Individual Strategic Goals. The Executive Compensation Committee established a set of objectively measurable "Strategic Goals" to be accomplished in 1994 for each executive officer named in the Summary Compensation Table plus one additional executive officer. The Strategic Goals for a particular officer relate to the performance of the business unit within the scope of responsibility of that officer. The award opportunity for the CEO under this plan is 15 percent of base salary if all of the CEO's goals are achieved. The other executive officers may be awarded generally up to 10 percent of base salary. Threshold performance under this plan will result in payment of an award equal to 6 percent of the CEO's base salary and 4 percent of base salary of the other executive officers. In 1994 five executive officers, not including the CEO, earned an award collectively amounting to 9.0 percent of base salary for accomplishment of Strategic Goals in 1994. Over half of this collective amount was paid to one executive officer for exceeding earnings goals of the Company's water utility operations.

. Annual Incentive Plan. The Annual Incentive Plan is intended to focus executive attention on superior performance of the Company in comparison to other companies. The Annual Incentive Plan rewards near-term corporate performance as measured by the Company's ranking using two- and three-year averaging periods, in relation to (i) a peer group of ten electric utility companies operating in the same geographic region as the Company (Upper Midwest) and (ii) the companies listed in the S&P 500 Index. The Company's performance is compared to the peer group with respect to return on average common equity, annual rate of growth in operating and maintenance expenses per kilowatt-hour sold, customer cost per kilowatt-hour sold, and the after-tax interest and preferred dividend coverage ratio. The Company's performance with respect to total shareholder return (that is, stock price appreciation plus reinvested dividends) is compared with the peer group (60 percent weighting) and to the S&P 500 companies (40 percent weighting). Each executive officer is preassigned a percentage weighting of each of these performance measures based on the officer's areas of responsibility. Award opportunities relating to the above measures range from 5 percent of the base salary of lower level executive officers to 50 percent of the base salary of the CEO. An additional award opportunity of up to 10 percent of base salary is earned if objectively measurable individual goals approved by the Executive Compensation Committee are accomplished. The full award opportunity is earned if (i) Company performance equals or exceeds the eightieth percentile for all performance measures when measured against performance of both the peer group utilities and the S&P 500 companies, and (ii) the executive officer's individual goals are achieved. The threshold level of performance is achieved if the Company's performance falls between the fortieth and the forty-ninth percentile as measured against the performance of the peer group of utilities and the S&P 500. The executive officers (not including the CEO) earned an average award equal to 8 percent of base salary under this plan in 1994 as a result of the financial performance of the electric, water, and real estate business units.

. Long-Term Incentive Plan. The Long-Term Incentive Plan is designed to motivate long-term strategic planning and reward long-term corporate performance, as measured by total shareholder return. In January of each year the executive officers are given a maximum award opportunity of a stated number of shares of the Company's Common Stock based upon the Company's performance over a four-year performance period. Sixty percent of the award opportunity is based upon rank among a peer group of ten utilities operating in the same geographic region as the Company (Upper Midwest), and 40 percent of the award opportunity is based on rank among the S&P 500 companies. For the four-year performance period ending December 31, 1994, the maximum award opportunity was 6,000 shares for the CEO. The maximum award ranged from 2,000 to 5,000 shares for the other executive officers. The maximum award opportunity is earned if the Company ranks first or second in the peer group and at or above the ninetieth percentile among the S&P 500 companies. A threshold award equal to 20 percent of the maximum award opportunity is earned if, over the four-year period, the Company achieves at least a fifty-fifth percentile ranking among a peer group of utilities and a fiftieth percentile ranking among the S&P 500 companies. For the four-year performance period ending December 31, 1994, no awards were earned because the Company did not achieve total shareholder return required for a payout under the plan.

Supplemental Executive Benefits

     The Company has established a Supplemental Executive Retirement Plan
(SERP) to treat employees, including the executive officers, equitably by replacing benefits not provided by the Company's Flexible Benefit Plan and the Employee Stock Ownership Plan due to government-imposed limits and to provide retirement benefits which are competitive with those offered by other businesses with which the Company competes for managerial talent. The SERP also provides employees whose salaries exceed the salary limitations for tax-qualified plans imposed by the Code with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed.
     The Company has also adopted Executive Investment Plans whereby executive officers may enter into agreements with the Company to irrevocably defer a portion of their compensation until after termination of service, retirement, or death. The Executive Investment Plans are non-qualified deferred compensation plans, under which benefits result wholly from deferred compensation.

Perquisites

     The Company provides various perquisites to assist selected executive officers in fulfilling their business responsibilities in a cost- and time-efficient manner, to the extent they are consistent with competitive practice. Perquisites provided by the Company to the named executive officers did not exceed the lesser of $50,000 or 10 percent of the total salary and bonus shown for them in the Summary Compensation Table. The perquisites provided by the Company were reviewed by the Executive Compensation Committee and determined to be reasonable and in line with electric utility companies of comparable size.

Chief Executive Officer Compensation

     Consistent with the Compensation Committee's philosophy of linking greater portions of top executive pay to meeting the financial and strategic goals of the Company, the Executive Compensation Committee did not increase the CEO's base salary for 1994, but instead maintained his salary at its 1993 level and amended the Annual Incentive Plan to provide the CEO an opportunity to earn an award of up to 10 percent of his base salary upon achievement of 1994 earnings goals established by the Executive Compensation Committee. Under the Company's Results Sharing Plan, the CEO was
awarded $13,821, or 3.9 percent of his base salary, because operating income and other business unit goals were exceeded by the Company's electric, water, and real estate business units. For accomplishment of Individual Strategic Goals assigned to him in 1994 by the Executive Compensation Committee, the
CEO was awarded $25,165, or 7 percent of his base salary, for achievement of an earnings goal at the Company's Florida water utility. Under the Annual Incentive Plan, the CEO earned $6,967, or 1.9 percent of base salary in 1994, for achievement of electric, water, and real estate business unit earnings goals. No award was earned in 1994 by the CEO under the Long-Term Incentive Plan because the Company did not achieve the total shareholder return required for payout under the plan.
March 15, 1995                     Executive Compensation Committee
                    Robert S. Nickoloff, Chairman           Dennis E. Evans
                    Charles A. Russell                      Donald C. Wegmiller

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Compensation Committee are Robert S. Nickoloff, Chairman, Dennis E. Evans, Charles A. Russell, and Donald C. Wegmiller.
     Director Charles A. Russell is Chairman and CEO of Norwest Bank
Minnesota, Duluth N.A. with which the Company has banking relationships and loan commitments under which the Company is required to pay certain fees or maintain compensating balances, although during 1994 Norwest did not hold notes of the Company for loans pursuant to these arrangements. Additionally, Reach All Partnership, in which the Company has an 82 1/2 percent ownership interest through its subsidiaries, has a working capital line of credit with Norwest under which $3.8 million is outstanding, with interest payable at prime rate plus 2 1/2 percent per annum. It is the opinion of the Company that the financial arrangements with Norwest were entered into at market rates.
- -----------------------------------------------------------------------------
               ITEM NO. 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS
- -----------------------------------------------------------------------------
     The Audit Committee of the Board of Directors of the Company has recommended the appointment of Price Waterhouse as independent accountants for the Company for the year 1995. Price Waterhouse LLP has acted in the same capacity since October 1963.
     A representative of the accounting firm will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
     In connection with the 1994 audit, Price Waterhouse reviewed the Company's annual report, examined the related financial statements, and reviewed interim financial statements and certain of the Company's filings with the Federal Energy Regulatory Commission and the Securities and Exchange Commission.
     The Board of Directors recommends a vote in favor of the appointment of Price Waterhouse as the Company's independent accountants for 1995.

- -----------------------------------------------------------------------------
                    ITEM NO. 3 - RECOMMENDED APPROVAL OF THE
                       Minnesota Power Director Stock Plan
- -----------------------------------------------------------------------------
     At its meeting on January 25, 1995, the Board of Directors adopted a Director Stock Plan (the "Plan"), subject to ratification by the shareholders. The Plan formalizes the Company's current practice of annually paying each director 500 shares of Common Stock as part of the director's annual retainer. The complete text of the Plan is set forth in Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A".
     The purpose of the Plan is to provide ownership of Minnesota Power
Common Stock to members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.
     The Plan provides for each non-employee director to receive a stock payment of 500 shares as a portion of the annual retainer payable to such director. The first award under the Plan will be made on the first business day after the annual meeting of shareholders held May 9, 1995 and subsequent awards will be paid on January 31 of each year, provided that newly elected or appointed directors will receive their award as soon as practical after election or appointment. The Plan also provides each director with the right to elect to increase the amount of common stock that will be purchased by reducing the cash portion of the annual retainer. The number of shares to be granted and the time when granted may not be changed by the Board more than once every six months, or otherwise in contravention of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
     Shares to be issued under the Plan may be authorized but unissued shares of Common Stock, or shares purchased on the open market. The maximum number of shares that may be issued under the Plan is 250,000.
There are currently eleven directors of the Company eligible to participate in the Plan.

                              New Plan Benefits
                                             Director Stock Plan
     Name & Position<F1>           Dollar Value ($)         Number of Units
Non-Executive Director Group        $140,965<F2>                 5,500<F2>

     <F1>The Plan awards benefits only to directors.
     <F2>The table reflects the number of shares that will be granted on the first business day after the Annual Meeting if the Plan is approved by shareholders. The dollar value is based on the closing price of $25.63 per share on March 1, 1995.

- -----------------------------------------------------------------------------
OTHER BUSINESS
- -----------------------------------------------------------------------------
     The Board of Directors does not know of any other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying
Proxy to vote pursuant to the Proxies in accordance with their judgment in such matters.
     It is important that all Proxy cards be forwarded promptly in order that the necessary vote may be present at the meeting. We respectfully request that you sign and return the accompanying Proxy card at your earliest convenience.
By order of the Board of Directors,
Dated March 17, 1995


Philip R. Halverson
Philip R. Halverson
Corporate Secretary

                                     EXHIBIT A
                                   MINNESOTA POWER
                                Director Stock Plan

I.   Purpose

     The purpose of the Minnesota Power Director Stock Plan is to provide ownership of the Company's stock to members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.
II.  Definitions

     When used herein, the following terms shall have the respective meanings set forth below:
"Annual Retainer" means the annual retainer payable by the Company to Directors (exclusive of any per meeting fees or expense reimbursements). "Board" or "Board of Directors" means the Board of Directors of the Company. "Committee" means a committee whose members meet the requirements of Section IV(A) hereof, and who are appointed from time to time by the Board to administer the Plan.
"Common Stock" means the common stock, no par value, of the Company. "Company" means Minnesota Power & Light Company, a Minnesota corporation, and any successor corporation.
"Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.
"Effective Date" means May 9, 1995, the date as of which the Plan is approved by the shareholders of the Company.
"Employee" means any officer or other common law employee of the Company or of any Subsidiary.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Plan" means the Company's Director Stock Plan, adopted by the Board on January 25, 1995, and approved by the shareholders on May 9, 1995, as it may be amended from time to time.
"Plan Year" means the period commencing on the Effective Date of the Plan and ending the next following December 31 and, thereafter, the calendar year. "Stock Payment" means that portion of the Annual Retainer to be paid to Directors in shares of Common Stock rather than cash for services rendered as a Director of the Company, as provided in Section V hereof, including that portion of the Stock Payment resulting from any election specified in Section VI hereof.
"Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

III. Shares of Common Stock Subject to the Plan

          Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 250,000 shares. The Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, or shares of Common Stock purchased on the open market and held by the Committee.
IV.  Administration

     A. The Plan will be administered by a Committee appointed by the Board, consisting of three or more persons who are not eligible to participate in the Plan. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.
     B. Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company, and the Participants.
V.   Determination of Annual Retainer and Stock Payments

     A. The Board shall determine the Annual Retainer payable to all Directors of the Company.
     B. Each Director shall receive on the first business day following the Effective Date, and on each January 31 thereafter (or on the first business day thereafter if January 31 is not a business day) a Stock Payment of 500 shares of Common Stock as a portion of the Annual Retainer payable to such Director for the Plan Year in which such date occurs. The cash portion of the Annual Retainer for such Plan Year shall be paid to Directors at such times and in such manner as may be determined by the Board of Directors. Directors joining the Board during the Plan Year after January 31 will receive their Stock Payment of 500 shares of Common Stock on the first business day following the effective date of their election or appointment to the Board.
     C. Any Director may decline a Stock Payment for any Plan Year; provided, however, that no cash compensation shall be paid in lieu thereof. Any Director who declines a Stock Payment must do so in writing prior to the performance of any services as a Director for the Plan Year to which such Stock Payment relates.
     D. No Director shall be required to forfeit or otherwise return any shares of Common Stock issued as a Stock Payment pursuant to the Plan (including any shares of

Common Stock received as a result of an election under Section VI) notwithstanding any change in status of such Director which renders him ineligible to continue as a Participant in the Plan.

VI.  Election to Increase Amount of Stock Payment
          For any Plan Year, a Participant may make a written election to reduce the cash portion of the Annual Retainer by a specified dollar amount and have such amount applied to purchase additional shares of Common Stock of the Company. The election shall be made on a form provided by the Committee and must be returned to the Committee no later than six months prior to the applicable Plan Year. The election form shall state the amount by which the Participant desires to reduce the cash portion of the Annual Retainer, which shall be applied toward the purchase of Common Stock to be delivered on the same date that the Stock Payment is made; provided, however, that no fractional shares may be purchased. Cash in lieu of any fractional share shall be paid to the Participant. An election shall continue in effect until changed or revoked by the Participant. No Participant shall be allowed to change or revoke any election for the then current year.

VII. Adjustment for Changes in Capitalization
          If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the number of shares to be granted annually, the maximum number of shares and/or the kind of shares that may be issued under the Plan shall be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding, and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

VIII.     Amendment and Termination of Plan
     A. The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon.
     B. Notwithstanding the foregoing, any provision of the Plan that either states the amount and price of securities to be issued under the Plan and specifies the price and timing of such issuances, or sets forth a formula that determines the amount, price, and timing of such issuances, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

IX.  Effective Date and Duration of the Plan
          The Plan will become effective upon the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

X.   Miscellaneous Provisions

     A.   Continuation of Directors in Same Status

     Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him as a Participant under the Plan.

     B.   Compliance with Government Regulations

     Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements, and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale, or other transfer of such shares to comply with any such law, regulation, or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules, and regulations in connection with any offer, sale, or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities
Act of 1933 as amended (unless an exception therefrom is available) or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock may be legended as the Committee shall deem appropriate.

     C.   Nontransferability of Rights

     No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to
                                        20
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cause or permit any encumbrance, pledge, or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

     D.   Severability

     In the event that any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

     E.   Governing Law

     To the extent not preempted by federal law, the Plan shall be governed by the laws of the state of Minnesota.
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"Printed with soy based inks on recycled paper containing at
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[LOGOS OF RECYCLING AND SOY INK APPEAR HERE]

                                APPENDIX

[MINNESOTA POWER LOGO]   PROXY CARD AND VOTING INSTRUCTIONS
                         Minnesota Power & Light Company, 30 West Superior
                         Street, Duluth, Minnesota 55802-2093

- -------------------------------------------------------------------------------
          This Proxy is Solicited on Behalf of the Board of Directors.

Arend J. Sandbulte and Philip R. Halverson or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Minnesota Power stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth Minnesota, at 2 p.m. on Tuesday,
May 9, 1995, or any adjournments thereof, for the election of Directors, the appointment of independent accountants, and approval of the Minnesota Power Director Stock Plan, and such other matters as may properly come before the meeting.
- -------------------------------------------------------------------------------
                              This Proxy confers authority to vote "FOR" each proposition listed on the other side unless otherwise indicated. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed propositions. This Proxy is solicited on behalf of the Board of Directors of Minnesota Power and may be revoked prior to its exercise. Please mark, sign, date and return this Proxy card using the enclosed envelope. Shares cannot be voted unless this Proxy card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting. By returning your Proxy promptly, you may help save the costs of additional Proxy solicitations.

The Board of Directors recommends a vote "FOR" the following proposals submitted by the Board. Please mark your vote and sign:

1) Election of Directors / / FOR all nominees listed   / / WITHHOLD AUTHORITY
                             below (except as marked       to vote for all
                             to the contrary below)        nominees listed
                                                           below

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

          M. K. Cragun, D. E. Evans, K. Hofer, P. J. Johnson, P. F. McQueen,
          R. S. Nickoloff, J. I. Rajala, C. A. Russell, A. J. Sandbulte,
          N. Smith, B. W. Stender, and D. C. Wegmiller.

2) Appointment of PRICE WATERHOUSE      Sign here as     X -------------------
   as independent accountants.          name(s) appears
     / / FOR  / / AGAINST  / / ABSTAIN  on reverse side  X -------------------

3) Approval of the Minnesota Power
   Director Stock Plan.
     / / FOR  / / AGAINST  / / ABSTAIN            Date ---------------, 1995.

                                                  Shares:

                                                  Account No.: